Exhibit 10.1

 PURCHASE AGREEMENT

between

GOLDRICH MINING COMPANY

AND ITS WHOLLY-OWNED SUBSIDIARY

GOLDRICH PLACER, LLC

and

CHANDALAR GOLD, LLC

dated as of June 19, 2015

This Purchase Agreement (this “Agreement”), dated as of June 19, 2015, is entered into between GOLDRICH MINING COMPANY (“Goldrich”), an Alaska corporation and its wholly-owned subsidiary GOLDRICH PLACER, LLC, an Alaska limited liability company (collectively “Seller”) and CHANDALAR GOLD, LLC a Colorado limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller’s wholly-owned subsidiary, Goldrich Placer, LLC (“Goldrich Placer”), is a member of a joint venture entity named Goldrich NyacAU Placer, LLC (the “Joint Venture”) pursuant to that certain operating agreement of the Joint Venture, dated April 2, 2012 (the “Operating Agreement”) engaged in the business of extracting placer gold from certain claims of Seller leased to Goldrich Placer and the Joint Venture pursuant to a placer mining claims lease and assignment dated April 2, 2012 (the “Lease”);

WHEREAS, pursuant to Section 10.1.2 of the Operating Agreement, after the payment of Operating Expenses (as defined in the Operating Agreement), the Joint Venture has agreed to distribute 10% of all revenue (whether in cash or as gold) generated from the Joint Venture’s production of placer gold extracted from the Claims (as defined in the Operating Agreement) (“Revenue”) to Goldrich Placer, subject to payment in full of any balance outstanding on LOC2 (as defined in the Operating Agreement) and Loan 3 (as defined in the Operating Agreement) (the “10% Distribution”) and, pursuant to Section 10.1.5 of the Operating Agreement, after payment of Operating Expenses, the 10% Distribution, the payment of any balance on LOC1 (as defined in the Operating Agreement) and the funding of a Reserve (as defined in the Operating Agreement, the Joint Venture has agreed to distribute to Goldrich Placer 50% of all remaining Revenue, subject to payment in full of any balance outstanding on LOC2 and Loan 3 (together with the 10% Distribution, the “Goldrich Joint Venture Distributions”);

WHEREAS, pursuant to Section 12.3 of the Operating Agreement, neither Goldrich Placer nor Seller shall convey or transfer any interest in Goldrich Placer or part of Goldrich Placer’s ownership interest in the Joint Venture or an interest in the Claims until LOC1, LOC2 and Loan 3 are paid in full (collectively, the “Indebtedness”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller in perpetuity to twelve percent (12%) of any and all Goldrich Joint Venture Distributions actually received by Seller during the term of the Joint Venture pursuant to the Operating Agreement (the “Purchased Assets”), subject to the terms and conditions set forth herein; for greater clarity, the term “Purchased Assets”

shall not include any Goldrich Joint Venture Distributions which are only deemed to be made by the Joint Venture to Goldrich Placer pursuant to the Operating Agreement, but are then withheld for payment of LOC1 or LOC2, pursuant to the terms of the Operating Agreement, but will be deemed to include Goldrich Joint Venture Distributions which are deemed to be made by the Joint Venture to Goldrich Placer pursuant to the Operating Agreement which are withheld for the payment of Loan 3.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets and Warrants. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, in perpetuity, all of Seller's right, title and interest in the Purchased Assets, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”), except for those security interests set forth on Schedule 1.01. Further, in consideration for the payment of the Purchase Price and purchase of the Purchase Assets by the Buyer, Seller agrees to issue to the Buyer, Two Million Two Hundred and Fifty Thousand non-transferrable common stock purchase warrants (the “Warrants”) exercisable for a period of five years from the Closing Date at an exercise price of $0.07 per share of common stock (the “Warrant Shares”), provided however, that the Seller shall have the right to redeem any or all outstanding and unexercised Warrants at a redemption price of $0.001 per Warrant upon fourteen (14) days’ written notice (the “Notice Date”) in the event (i) there exists on the Notice Date a public trading market for the Seller’s common stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board or other OTC market, including but not limited to the OTCQX or OTCQB, or a national exchange and (ii) the weighted average public trading price of the common stock has equaled or exceeded $0.18 for twenty (20) out of thirty (30) consecutive trading days immediately preceding the Notice Date. On each occasion that the Seller elects to exercise its rights of redemption, the Seller must mail such written notice within fourteen (14) days following the satisfaction of all of the foregoing conditions and setting forth the date that is at least fourteen (14) days following such notice upon which the Warrants will become subject to redemption (the “Redemption Date”). The holders of the Warrants called for redemption shall have the right to exercise the Warrants until the close of business on the date next preceding the Redemption Date. On or after the Redemption Date, the holder hereof shall have no rights with respect to the Warrant except the right to receive $0.001 per Warrant upon surrender of the Warrant.

Section 1.02 Purchase Price. The aggregate purchase price for the Purchased Assets shall be a one-time, up-front payment of $1,200,000 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at the Closing (as defined herein) in cash.

Section 1.03 Delivery of Purchased Assets. Following the Closing, each time Goldrich Placer actually receives Goldrich Joint Venture Distributions under the Operating Agreement, Seller will deliver to Buyer any and all Purchased Assets as follows:

(a) For any Goldrich Joint Venture Distributions actually received (or, solely in the case of payment of Loan 3, deemed to be received) by Goldrich Placer from the Joint Venture in cash (“GJV Cash Distribution”), within 10 Business Days of receipt by Goldrich Placer of the GJV Cash Distribution, Seller will cause Goldrich Placer to distribute 100% of the GJV Cash Distribution to Seller, as the sole member of Goldrich Placer, with instructions to immediately deliver 88% of such GJV Cash Distribution to Seller and 12% of such GJV Cash Distribution, representing the Purchased Assets under this Agreement, to Buyer pursuant to the wire transfer instructions set forth on Schedule 1.03(a) or as Buyer may otherwise instruct Seller in writing.

(b) For any Goldrich Joint Venture Distribution actually received by Goldrich Placer from the Joint Venture in gold (“GJV Gold Distribution”), within 10 Business Days of receipt by Goldrich Placer of the GJV Gold Distribution, Seller will cause Goldrich Placer to distribute 100% of the GJV Gold Distribution to Seller, as sole member of Goldrich Placer, with instructions to deliver within 5 Business Days 88% of such GJV Gold Distribution to Seller and 12% of such GJV Gold Distribution, representing the Purchased Assets under this Agreement, to Buyer or for the account of Buyer at the gold delivery point (“Delivery Point”) pursuant to the gold delivery instructions set forth on Schedule 1.03(b).

(c) Seller shall take, or shall cause Goldrich Placer to take, such action as shall be necessary to schedule the delivery and receipt of any gold to be delivered pursuant to Section 1.03(b) of this Agreement at the Delivery Point in compliance with all rules, regulations and procedures, if any, applicable at such Delivery Point. Buyer shall arrange for receipt of gold at the Delivery Point.

(d) Seller shall pay all costs in connection with transportation of the gold to be delivered pursuant to Section 1.03(b) of this Agreement to Fairbanks, Alaska and shall be responsible for the payment of all closing fees (whether charged to Seller or Buyer) payable in connection with delivery of gold hereunder to Fairbanks, Alaska. Buyer is responsible for all delivery costs from Fairbanks, Alaska to the Delivery Point, including, but not limited to, shipping, certification, and insurance costs. Seller shall be responsible hereunder for all insurance, storage, processing, separation, handling, treating, gathering, transportation, security or other costs, fees, taxes or expenses with respect to the gold delivered hereunder until delivery in Fairbanks, Alaska. Buyer is responsible for all such costs from Fairbanks, Alaska to the Delivery Point.

(e) Possession of and title to gold delivered hereunder shall pass from Seller to Buyer at the Delivery Point when the gold is accepted by Buyer or for Buyer’s account and is weighed and recorded. Until such acceptance, Seller shall be deemed to be in control and possession of, have title to, and be responsible for and bear all risk of loss for all such gold and, after such time, Buyer shall be deemed to have title to all such gold. The gold to be delivered by Seller to Buyer shall be free and clear of all liens including taxes and royalties for which Seller is responsible.

(f) Notwithstanding any legal requirements to the contrary, Seller shall be responsible for and shall pay any transfer taxes on the Purchased Assets incurred prior to and including delivery and transfer of possession of the Purchased Assets to the Buyer in Fairbanks, Alaska, when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes; provided, however, that, if required by any legal requirement, Buyer will join in the execution of any such tax returns and other documentation. Notwithstanding any legal requirements to the contrary, Buyer shall be responsible for and shall pay any transfer taxes on the Purchased Assets incurred from delivery and transfer of possession of the Purchased Assets from Fairbanks, Alaska to the Delivery Point, when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes; provided, however, that, if required by any legal requirement, Seller will join in the execution of any such tax returns and other documentation.

(g) Seller shall be responsible for and shall pay any taxes arising or resulting from or in connection with the conduct of the business or the ownership of the Purchased Assets attributable to the pre-Closing period. Buyer shall be responsible for and shall pay any taxes arising or resulting from or in connection with the ownership of the Purchased Assets attributable to the post-Closing period. For further clarity, Buyer is responsible for any Alaska mining license tax or Alaska production tax related to the Purchased Assets extracted and delivered to the Buyer in the post-Closing period, which taxes may be paid on the Buyer’s behalf by the Seller or the Joint Venture, if required by law, by withholding such taxes from the Purchased Assets and delivering to the Buyer the Purchased Assets net of such taxes paid.

Section 1.04 Delivery of Warrants. Within five (5) days after the Closing Date, Seller will deliver the certificates representing the Warrants in the form set forth in Schedule 1.04 registered in the name of the Buyer at the address set forth in Section 7.02 (unless Buyer otherwise instructs Seller in writing).

ARTICLE II

CLOSING

Section 2.01

Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02

Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer such customary instruments or documents for Closing, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 2.02(b) and such customary instruments or documents for Closing, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

Section 2.03

Option. Upon Closing, Seller hereby grants to Buyer an option (the “Option”) to purchase an additional 10% of the Goldrich Joint Venture Distributions for the payment of a one-time, up-front fee of $1,300,000 (the “Option Payment”). The Option is exercisable by the Buyer at any time from the Closing Date until July 1, 2016 (the “Option Exercise Date”) by delivery to the Seller of a written notice of intent to exercise the Option (“Option Exercise Notice”). The Option will close on the earlier of (i) the 10th Business Day following receipt by the Seller of the Option Exercise Notice, (ii) July 1, 2016, or (iii) such other date as may be mutually agreed upon by the parties (the “Option Closing Date”). At the Option Closing Date, Buyer shall deliver the Option Payment in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 2.02(b). Upon receipt of the Option Payment by the Seller, the term “Purchased Assets” under this Agreement, will be immediately amended to be twenty-two percent (22%) of any and all Goldrich Joint Venture Distributions actually received by Seller during the term of the Joint Venture and Seller will deliver to Buyer such amended Purchased Assets pursuant to the provisions of Section 1.03 starting on the Option Closing Date.

Section 2.04

Payment to Placement Agent. Both parties acknowledge and agree that on the Closing Date (as defined below), the Seller will pay from the Purchase Price an administrative fee of $25,000 plus legal fees (not to exceed $15,000) to GVC Capital LLC in relation to services provided as placement agent to the transactions contemplated under this Agreement. GVC Capital LLC will also receive a fee of (i) 5%

of the transaction value in cash and (ii) 5% of the transaction value in warrants of the Seller. The warrants will grant to GVC Capital, LLC the right to purchase for a period of five (5) years from the Closing Date shares of Seller’s common stock at an exercise price of $0.05 per share. The Warrant shall be substantially in the form of Schedule 2.04 hereto. Further GVC Capital LLC will be granted in perpetuity a one-half of one percent (0.5%) interest in the Goldrich Joint Venture Distributions. GVC Capital LLC is also entitled to payment by Seller of identical fees upon the closing of the Option, if and when the Option is exercised.

Section 2.05

Placement Agent Agreement. Seller acknowledges that Buyer intends to undertake an offering without registration under the Securities Act of 1933, as amended (the “Securities Act”) of units of its Membership Interests in an aggregate amount sufficient to pay the Purchase Price for the Purchased Assets, including the Purchased Assets which may be acquired pursuant to the exercise of the Option (the “Offering”). The Offering will be undertaken through GVC Capital, LLC, which shall serve as Placement Agent. Seller agrees that it will participate in the Offering as a coofferor with the Buyer inasmuch as a portion of the proceeds of the Offering will be used to purchase the Purchased Assets. Seller agrees to execute and deliver, as co-offeror with the Buyer, a Placement Agent Agreement in the form attached hereto as Schedule 2.05.

ARTICLE III

EXCHANGE OF RIGHTS TO PURCHASED ASSETS INTO MEMBERSHIP INTERESTS

Section 3.01

Exchange.

(a) At such time following the payment of all Indebtedness that it becomes permissible pursuant to Section 12.3 of the Operating Agreement for the Seller to transfer its membership interests in Goldrich Placer or to cause Goldrich Placer to transfer its membership interests in the Joint Venture, the Seller shall provide notice to the Buyer (the “Exchange Notice”) that its right to the Purchased Assets under this Agreement will be automatically exchanged for membership interests representing 12% of the outstanding membership interests of Goldrich Placer (22% if the Option in Section 2.03 has been exercised) (the “Exchange”). The Exchange Notice will set a date not less than 5 Business Days and not more than 20 Business Days from the date of the Exchange Notice upon which the Exchange will become effective (the “Exchange Effective Date”)

(b) On the Exchange Effective Date, the Seller will deliver or will cause to be delivered to the Buyer a duly executed assignment of membership interests, assigning the membership interests in Goldrich Placer to the Buyer or the Buyer’s nominee (the “Assignment”).

(c) On the Exchange Effective Date, the Buyer will deliver to the Seller (i) a statement of release agreeing that upon receipt of the Assignment all of Buyer’s rights under this Agreement to Purchased Assets are terminated and releasing Seller from any obligations to deliver Purchased Assets at and following the Exchange Effective Date and (ii) such other documents as may be reasonably necessary to determine eligibility and exemption under any applicable securities laws in relation to the assignment of the membership interests to the Buyer and its members.

Section 3.02

Effect of Exchange

(a) The closing of the Exchange shall not relieve the Seller from any obligations to deliver Purchased Assets under this Agreement which were received by Goldrich Placer from the Joint Venture prior to the Exchange Effective Date; provided however, that Buyer’s right to prior received Purchased Assets will be deemed satisfied by Goldrich Placer distributing the prior received Goldrich Joint Venture Distribution pro rata to the members of Goldrich Placer on or after the Exchange Effective Date.

(b) Termination of this Agreement pursuant to the closing of the Exchange shall not be deemed a waiver of any right of the Buyer under this Agreement to Purchased Assets required to be delivered pursuant to the terms and conditions hereof prior to the Exchange Effective Date.

(c) The Option granted in Section 2.03, if not exercised prior to the Exchange Effective Date, will be amended to provide the Buyer with an option to purchase an additional 10% of the outstanding membership interests in Goldrich Placer.

ARTICLE IV

RIGHT OF FIRST REFUSAL

Section 4.01

Right of First Refusal. From the Closing Date, Seller will not sell, transfer or otherwise dispose of any of its membership interests in Goldrich Placer (“GP Sale”) or the Goldrich Placer Joint Venture (“GPJV Sale”) without first abiding by the provisions of this Article IV to provide Buyer notice of the intend sale of membership interests in Goldrich Placer or Goldrich Placer Joint Venture and provide the Buyer the opportunity to purchase all such membership interests to be sold on the same terms as being offered or as may be offered to any third party purchaser.

Section 4.02

Notice of Sale. Prior to agreeing to a GP Sale or GPJV Sale, the Seller shall provide a written notice to the Buyer of its intention to engage in a GP Sale or GPJV Sale (“Sale Notice”). The Sale Notice shall state the maximum number or percentage membership interests in Goldrich Placer or Goldrich Placer Joint Venture to be sold (“Sale Interests”), the minimum price at which the Sale Interests are to be sold (“Sale Price”) and all other material terms and conditions of the GP Sale or GPJV Sale necessary for the Buyer to make a determination as to whether to purchase on the same terms and conditions as to be offered to third party buyers (collectively, the “Sale Terms”).

Section 4.03

Notice of Election. Within 10 Business Days following service of the Sale Notice (“Election Period”), Buyer will notify Seller in writing (“Election Notice”) of either (i) its election to not purchase the Sale Interests at the Sale Price pursuant to the Sale Terms or (ii) its election to purchase all of the Sale Interests at the Sale Price pursuant to the Sale Terms as set forth in the Sale Notice. If the Buyer fails to make an election in writing prior to the expiration of the Election Period, Buyer will be deemed to have elected not to purchase the Sale Interests at the Sale Price pursuant to the Sale Terms.

Section 4.04

Consummation of Purchase. If Buyer elects to purchase the Sale Interests at the Sale Price pursuant to the Sale Terms, then Buyer will be bound by that election to purchase all of the Sale Interests and Seller shall be bound to sell such Sale Interests at the Sale Price and pursuant to the Sale Terms. The parties will use commercially reasonable efforts to close the sale and purchase within 20 Business Days of the service of the Election Notice on Seller.

Section 4.05 Proceeding with Third Party Purchase. If Buyer elects not to purchase the Sale Interests at the Sale Price pursuant to the Sale Terms, then Seller will be permitted to proceed with an offer and sale of up to the maximum number of Sale Interests at a price equal to or greater than the Sale Price and on the Sale Terms or less favorable terms to any third party purchaser for a period of three months after the service of the Election Notice on Seller. If Seller does not consummate the GP Sale or GPJV Sale within the three-month period following service of the Election Notice on Seller or Seller determines (i) to sell a greater number or percentage of Sale Interests, (ii) to sell the Sale Interests at a lower price than the Sale Price or (iii) to sell the Sale Interests on materially more favorable terms to the third party purchaser than the Sale Terms, then Seller will again be obligated to provide a Sale Notice to the Buyer pursuant to the provisions of this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article V are true and correct as of the date hereof. For purposes of this Article V, “Seller's knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 5.01

Organization and Authority of Seller; Enforceability. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alaska. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 5.02

Goldrich Placer. Goldrich Placer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alaska. Seller owns 100% of the outstanding membership interests in Goldrich Placer free and clear of all Encumbrances. There are no outstanding options, warrants, convertible debentures or any other rights or convertible securities that could be exercised or exchange for membership interests in Goldrich Placer and, except for this Agreement, neither Goldrich Placer nor Seller have entered into any contracts with any person pursuant to which any such securities could be issued. Seller has not entered into any agreements with any third party giving such third party any rights to acquire Seller’s membership interests in Goldrich Placer and such membership interests are not subject to any right of first refusal.

Section 5.03

Joint Venture. The Joint Venture is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alaska. Goldrich Placer owns 50% of the outstanding membership interests in the Joint Venture free and clear of all Encumbrances. There are no outstanding options, warrants, convertible debentures or any other rights or convertible securities that could be exercised or exchange for membership interests in the Joint Venture and, except for this Agreement, neither Goldrich Placer nor Seller have entered into any contracts with any person pursuant to which any such securities could be issued. Goldrich Placer has not entered into any agreements with any third party giving such third party any rights to acquire Goldrich Placer’s membership interests in Goldrich Placer and, except as provided for in the Operating Agreement, such membership interests are not subject to any right of first refusal.

Section 5.04

No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller, Goldrich Placer or the Joint Venture; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) except for those security interests set forth on Schedule 1.01, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.05

Title to Purchased Assets. Upon distribution by Goldrich Placer to the Seller of the Purchased Assets, Seller will own and have good title to the Purchased Assets, free and clear of Encumbrances, except for those security interests set forth on Schedule 1.01.

Section 5.06

Legal Proceedings. Except as set forth in Schedule 5.06, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Seller or its subsidiaries which might result in the aggregate in money damages payable by Seller or its subsidiaries in excess of insurance coverage or which might result in a permanent injunction against Seller or its subsidiaries, in each case which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Seller or its subsidiaries (a “Material Adverse Effect”). Except as set forth in such Schedule 5.06, Seller and its subsidiaries have substantially complied with, and are not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Seller or its subsidiaries, the violation of which might have a Material Adverse Effect. Except as set forth in such Schedule 5.06, Seller and its subsidiaries are not subject to any judgment, order, writ, injunction, decree or ruling which might, or might reasonably be expected to have, a Material Adverse Effect.

Section 5.07

Seller Information. In connection with the investigations undertaken by Buyer, Seller has furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by the Buyer. Seller represents and warrants that any and all such information furnished in connection with the conduct of such investigations shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operations of Seller for the respective periods covered by the information.

Section 5.08 Taxes. Except as set forth in Schedule 5.08:

(a) The Seller has filed (or have obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports;

(b) The Seller has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Seller is not currently undergoing any audit conducted by any taxing authority and have received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by Seller.

Section 5.09

Environmental. Except as disclosed on Schedule 5.09, and except for normal office and consumer products utilized in the ordinary course of business:

(a) The operations of the Seller and its subsidiaries are currently and have been in compliance with all Environmental Laws, except such violations as would not reasonably be expected to have a Material Adverse Effect. Seller and its subsidiaries have not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(a) No Environmental Permits are necessary for the conduct of Seller’s and its subsidiaries’ business as currently conducted.

(b) None of Seller’s and its subsidiaries’ business or assets or any real property currently or formerly owned, leased or operated by Seller and its subsidiaries is listed on, or, to the knowledge of the Seller, has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(c) To Seller’s knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to Seller’s and its subsidiaries’ business or any real property currently or formerly owned, leased or operated by Seller and its subsidiaries, and Seller and its subsidiaries have not received an Environmental Notice that any of Seller’s and its subsidiaries’ business or assets or real property currently or formerly owned, leased or operated by Seller and its subsidiaries (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller and its subsidiaries.

(d) Seller and its subsidiaries have not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(e) Seller and its subsidiaries are not aware of nor reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Seller’s and its subsidiaries’ business or assets as currently conducted.

As used in this Section, the following terms have the following meanings:

"Environmental Claim" means any (i) claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, or (ii) any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with (“Governmental Order”) any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction (“Governmental Authority”), or (iii) lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials in violation of Environmental Law; or (b) any actual or alleged noncompliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Law" means any applicable law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act

of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"Environmental Permit" means any permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article VI are true and correct as of the date hereof. For purposes of this Article VI, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 6.01

Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

Section 6.02

No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Buyer is a party. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.03

Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 6.04

Investment. Buyer:

(a) understands that the Warrants purchased hereunder and the membership interests into which its rights under this Agreement may be exchanged have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering under Section 4(a)(2) of the Securities Act and pursuant to similar exemptions from any applicable state securities laws and will contain a legend restricting transfer;

(b) is acquiring the Warrants and the membership interests solely for Buyer’s own account for investment purposes, and not with a view to the distribution thereof;

(c) is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act and each of its members is an accredited investor;

(d) acknowledges that the Warrants and the membership interests are “restricted securities” as such term is defined under Rule 144 of the Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws or an available exemption from such registration requirements;

(e) understands that absent registration pursuant to the Securities Act, it may be required to hold the Warrants and membership interests indefinitely or to transfer the Warrants and membership interests in “private placements” which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Buyer; as a consequence, the Buyer understands that it must bear the economic risks of the investment in the Warrants and membership interests for an indefinite period of time;

(f) did not enter into this Agreement and did not solicit the purchase of its membership interests by its members through any general solicitation or general advertisement, as those terms are used in Regulation D under the Securities Act;

(g) represents that it and each of its members is financially capable of losing its entire investment and acknowledges that it may lose its entire investment;

(h) is capable and each of its members is capable of evaluating the risks and merits of investment in the Warrants and membership units of Goldrich Placer;

(i) represents that Buyer and each of its members has received sufficient information regarding the Seller, Goldrich Placer and the Joint Venture to make its investment decision;

(j) acknowledges that the Warrants may not be exercised unless the Warrants and the Warrant Shares issuable upon exercise of the Warrants are registered under the Securities Act and the securities laws of all applicable states or an exemption is available from the registration requirements of such laws, and the holder has furnished an opinion of counsel of recognized standing, or such other evidence of exemption, in form and substance reasonably satisfactory to the Company to such effect; and

(k) it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:

Goldrich Mining Company

2607 Southeast Blvd., Suite B211

Spokane, WA 99223-7614

Attention: William Schara

Telephone No.: (509) 768-4468

Facsimile No.: (509) 695-3289

Email: wschara@goldrichmining.com

with a copy to:

Dorsey & Whitney LLP

Denver, CO  80202-5549

Attention: Jason K. Brenkert

Fascimile No.:  (303) 629-3450

If to Buyer:	Chandalar Gold, LLC Facsimile: 720-488-4757
E-mail: rhuebner@gvccap.com
Attention: Richard Huebner, Manager

with a copy to:	Clifford L. Neuman, PC 6800 N. 79th Street, Suite 200
Niwot, Colorado 80503
Facsimile: 303-449-1045
E-mail: clneuman@neuman.com

Section 7.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Business Day. As used in this Agreement, Business Day means any day other than a Saturday or Sunday, that banks are open to do business in Anchorage, Alaska.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09

Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.10

Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alaska without giving effect to any choice or conflict of law provision or rule (whether of the State of Alaska or any other jurisdiction).

Section 7.12

Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Alaska in each case located in the city of Anchorage, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.13

Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.14

Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.15

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GOLDRICH MINING COMPANY

By_____________________

Name:

Title:

GOLDRICH PLACER, LLC

By_____________________

Name:

Title:

CHANDALAR GOLD, LLC

By_____________________

Name:

Title:

Schedule 1.01

Security Interests

A. Pursuant to the Operating Agreement of the Joint Venture dated April 2, 2012, the Joint Venture has a secured interest in all placer gold production from the Claims as collateral for repayment of fifty percent (50%) of LOC1.

B. The following holders of gold forward sales contracts of the Seller have a security interest in all gold recovered from the Designated Properties (as defined in the gold forward sales contracts) until all required quantities of gold are delivered to the holders of such contracts pursuant to the terms and conditions of such contracts.

Holder Name	Oz of Gold Payable	Delivery On or Before Date
Chen Tsan Li/Chen Yeh	148.247	11/30/2015
Ted Huang	224.117	11/30/2015
Chen I-Chun	74.425	11/30/2015

Schedule 1.03(a)

Buyer Wire Instructions

[NTD: Buyer to Provide]

Schedule 1.03(b)

Gold Delivery Instructions

[NTD: Buyer to Provide]

Schedule 1.04

Form of Warrant

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS IN THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

GOLDRICH MINING COMPANY

CLASS ♦ WARRANTS

TO PURCHASE SHARES

OF COMMON STOCK OF

GOLDRICH MINING COMPANY

CERTIFICATE NO.: ♦

Class ♦ Warrant to Purchase

♦ Shares of Common Stock

[DATE]

(“Issue Date”)

FOR VALUE RECEIVED, GOLDRICH MINING COMPANY, an Alaska corporation (the “Company”), hereby certifies that __________________________________, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Class ♦ Warrant, to purchase from the Company, at the times specified herein, ♦ fully paid and non-assessable shares of common stock of the Company, par value $0.10 per share (the “Common Shares”), at a purchase price per share equal to the Exercise Price (as hereinafter defined).

1. Definitions. (a)  The following terms, as used herein, have the following meanings:

“Accelerated Expiration Price” has the meaning set forth in Section 3(a) hereof.

“Acceleration Trigger Date” has the meaning set forth in Section 3(a) hereof.

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the City of Spokane, Washington are authorized by law to close.

“Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

“Duly Endorsed” means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the Financial Industry Regulatory Authority.

“Exercise Date” means the date a Warrant Exercise Notice is delivered to the Company in the manner provided in Section 10 below.

“Exercise Price” means $0.07.

“Expiration Date” means 5:00 p.m. (Spokane, Washington) on ♦ provided that if such date shall in the City of Spokane, Washington be a holiday or a day on which banks are authorized to close, then 5:00 p.m. on the next following day which in the City of Spokane, Washington is not a holiday or a day on which banks are authorized to close.

“Initial Warrant Issue Date” means the date hereof.

“Market Price” means the closing price of the Common Shares on the Common Shares’ Principal Market in the United States on the last Business Day before the date of issuance of the Warrants

“Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” means the OTCQB or the primary securities exchanges or market on which such security may at the time be listed or quoted for trading.

“Trading Day” means any day on which trading occurs on the OTCQB (or such other exchange or market as the Common Shares may trade on in the United States).

“Warrant Shares” means the Common Shares deliverable upon exercise of this Class ♦ Warrant, as adjusted from time to time.

2. Exercise of Class • Warrant.

(a) Subject to Section 2(f), the Holder is entitled to exercise this Class ♦ Warrant in whole or in part at any time on or after the Initial Warrant Issue Date until the Expiration Date. To exercise this Class ♦ Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than five (5) days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Class ♦ Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. No fractional shares will be issued.

(b) The Exercise Price may be paid to the Company in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company, or by wire transfer or by any combination of cash, check or wire transfer.

(c) If the Holder exercises this Class ♦ Warrant in part, this Class ♦ Warrant Certificate shall be surrendered by the Holder to the Company and a new Class ♦ Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Class ♦ Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Class ♦ Warrant Certificate to the Person or Persons entitled to receive the same.

(d) Upon surrender of this Class ♦ Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Class ♦ Warrant Certificate appropriate evidence of ownership of the Common Shares or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property to the Person or Persons entitled to receive the same.

(e) In no event may the Holder exercise these Class ♦ Warrant in whole or in part unless (i) the Holder certifies that it is an “accredited investor” as defined under Rule 501(a) of Regulation D that purchase this Class ♦ Warrant pursuant to a Purchase Agreement with the Company and represents that the representations, warranties and agreements set forth in the Purchase Agreement remain true and correct in respect to the exercise of the Class ♦ Warrant, (ii) the Holder certifies that it has an exemption from registration under the U.S. Securities Act and any applicable state securities laws available, and has delivered to the Company an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of the Warrants must be in form and substance reasonably satisfactory to the Corporation, or (iii) the Holder is a non-U.S. person (as defined in Regulation S of the U.S. Securities Act) exercising these Class ♦ Warrant in an “offshore transaction” in accordance with the requirements of Regulation S of the U.S. Securities Act.

(f) The Company will not be obligated to issue any fractional shares upon exercise of this Class ♦ Warrant and, upon exercise of this Class ♦ Warrant, the Company shall pay Holder in cash for any fractional shares that otherwise would be issuable.

3. Accelerated Expiration Date.

The Company shall have the right to redeem any or all outstanding and unexercised Warrants represented hereby at a redemption price of $0.001 per Warrant upon fourteen (14) days’ written notice (the “Notice Date”) in the event (i) there exists on the Notice Date a public trading market for the Common Stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board or other OTC market, including but not limited to the OTCQX or OTCQB, or a national exchange and (ii) the weighted average public trading price of the Common Stock has equaled or exceeded $0.18 for twenty (20) out of thirty (30) consecutive trading days immediately preceding the Notice Date. On each occasion that the Company elects to exercise its rights of redemption, the Seller must mail such written notice within fourteen (14) days following the satisfaction of all of the foregoing conditions and notifying the holder of the Warrants of the date that is at least fourteen (14) days after such notice upon which all Warrants represented hereby will become subject to redemption (the “Redemption Date”).  The holders of the Warrants called for redemption shall have the right to exercise the Warrants until the close of business on the date next preceding the Redemption Date. On or after the Redemption Date, the holder hereof shall have no rights with respect to the Warrant except the right to receive $0.001 per Warrant upon surrender of the Warrant.

4. Restrictive Legend. Certificates representing Common Shares issued pursuant to this Class ♦ Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Class ♦ Warrant Certificate to the extent that and for so long as such legend is required pursuant to applicable law.

5.  Covenants of the Company.

(a) The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Class ♦ Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon exercise of this Class ♦ Warrant as will be sufficient to permit the exercise in full of this Class ♦ Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b) The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class ♦ Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Common Shares receivable upon the exercise of this Class ♦ Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Class ♦ Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Class ♦ Warrant.

(c) Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the Common Shares issuable upon exercise of the Class ♦ Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Shares at such adjusted Exercise Price.

(d) Before taking any action which would result in an adjustment in the number of Common Shares for which this Class ♦ Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) The Company covenants that during the period the Class ♦ Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Securities Exchange Act of 1934, as amended.

(f) The Company will take all such reasonable action as may be necessary (i) to maintain a Principal Market for its Common Shares in the United States and (ii) to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Shares may be listed.

(g) The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

(h) The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Class ♦ Warrant.

7. Registration.

(a) Each taker and holder of this Class ♦ Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

(b) This Warrant is non-transferable.

(c) The Holder agrees that it will not transfer, hypothecate, sell, assign, pledge or encumber any Warrants or Warrant Shares unless such securities are registered under the U.S. Securities Act and registered or qualified under any applicable state securities laws or such transfer is affected pursuant to an available exemption from registration.

8. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Class ♦ Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the number of Warrant Shares shall be proportionately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination. For example, if the Company declares a 2 for 1 stock split and the number of Warrant Shares immediately prior to such event was 200,000, the number of Warrant Shares immediately after such event would be 400,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Whenever the number of Warrant Shares is adjusted pursuant to Subsection (a) above, the Exercise Price shall simultaneously be adjusted by multiplying the Exercise Price immediately prior to such event by the number of Warrant Shares immediately prior to such event and dividing the product so obtained by the number of Warrant Shares, as adjusted. If an Exercise Price has not yet been established, an adjustment thereof shall be deferred until one is established pursuant to the terms of this Class ♦ Warrant.

(c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Class ♦ Warrant to be mailed to the Holder. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Class ♦ Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this Class ♦ Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsection (a), above.

(f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Class ♦ Warrant, Class ♦ Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Class ♦ Warrant.

(g) In case at any time or from time to time conditions arise by reasons of action taken by the Company, which in the reasonable opinion of its Board of Directors, are not adequately covered by the provisions of Section 8 hereof, and which might materially and adversely affect the exercise rights of the Holder hereof, the Board of Directors shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which will give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of Section 8 necessary with respect to the Exercise Price then in effect and the number of Common Shares for which the Class ♦ Warrant is exercisable, so as to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

9. Loss or Destruction of Class ♦ Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Class ♦ Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Class ♦ Warrant Certificate, if mutilated, the Company shall execute and deliver a new Class ♦ Warrant Certificate of like tenor and date.

10. Notices. Any notice, demand or delivery authorized by this Class • Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

GOLDRICH MINING COMPANY

2607 Southeast Blvd., Suite B211

Spokane, WA 99223-76143412

Attention: William Schara

Telephone No.: (509) 768-4468

Facsimile No.: (509) 695-3289

Email: wschara@goldrichmining.com

With a copy to:

DORSEY & WHITNEY LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202-5647

Attn: Jason K. Brenkert, Esq.

Fax: 303-629-3450

If to the Holder: at the address set forth on the last page of this Class ♦ Warrant.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

11.  Rights of the Holder. Prior to the exercise of any Class ♦ Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or any notice of any proceedings of the Company except as may be specifically provided for herein.

12. Governing Law. THIS CLASS ♦ WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALASKA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

13. Amendments; Waivers. Any provision of this Class ♦ Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14. Company Reorganization. In the event of any sale of substantially all the assets of the Company or any reorganization, reclassification, merger or consolidation of the Company where the Company is not the surviving entity, then as a condition to the Company entering into such transaction, the entity acquiring such assets or the surviving entity, as the case may be, shall agree to assume the Company’s obligations hereunder.

************

IN WITNESS WHEREOF, the Company has duly caused this Class ♦ Warrant to be signed by its duly authorized officer and to be dated as of May ♦, 2015.

GOLDRICH MINING COMPANY

By: __________________________________

Name: _______________________________

Title: ________________________________

HOLDER:

__________________________________

__________________________________

__________________________________

(Name and address)

CLASS ♦ WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Class • Warrant after delivery of Warrant Exercise Notice)

To: GOLDRICH MINING COMPANY

The undersigned irrevocably exercises the Class ♦ Warrant for the purchase of _______________ shares (the “Shares”) of Common Shares, par value $0.10 per share, of GOLDRICH MINING COMPANY (the “Company”) at $______________ per Share (the Exercise Price currently in effect pursuant to the Class ♦ Warrant).

The undersigned herewith makes payment of $_____________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Class ♦ Warrant Certificate, surrenders this Class ♦ Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Class ♦ Warrant be registered or placed in the name and at the address specified below and delivered thereto.

(Check one)

☐ The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising these Warrants on behalf, or for the account or benefit, of a person in the U.S. or a “U.S. person”; and (iii) did not execute or deliver this Warrant Exercise Form in the United States; or

☐ The undersigned certifies that an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance reasonably satisfactory to the Corporation; or

☐ The undersigned certifies that the undersigned is the original purchaser of the Warrants, purchased the Warrants in the United States pursuant to a Purchase Agreement and confirms as of the date hereof, that it remains an “accredited investor” as defined under Rule 501(a) of Regulation D and the representations, warranties and agreements made by the undersigned in such Purchase Agreement remain true and correct in relation to the exercise of the Warrants.

The undersigned acknowledges that the certificates representing the Common Shares issuable upon exercise of this Warrant will bear a legend restricting their transfer under the U.S. Securities Act and applicable state securities laws.

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of

Exercise: ______________________

Date: _________________________

_________________________

(Signature of Owner)

_________________________

(Street Address)

_________________________

(City)         (State) (Zip Code)

Securities and/or check to be issued to: _____________________

Please insert social security or identifying number: __________________________

Name: __________________________________________________

Street Address:____________________________________________

City, State and Zip Code: ___________________________________

Any unexercised portion of the Class ♦ Warrant evidenced by the within Class ♦ Warrant Certificate to be issued to: ______________________________________________________

Please insert social security or identifying number: __________________________

Name: __________________________________________________

Street Address:____________________________________________

City, State and Zip Code: ___________________________________

Schedule 2.02 (b)

Seller Wire Instructions

The Purchase Price should be remitted either by check denominating in US dollars and payable on a US bank, made to the order of “Goldrich Mining Company” and sent to the beneficiary address below; or should be sent by wire transfer to Goldrich Mining Company using the following bank account and beneficiary:

(Omitted)

Schedule 2.04

Form of Broker Warrant

[NTD:  To be Inserted]

Schedule 2.05

Agency Agreement

[NTD:  To be Inserted]

Schedules 5.06 and 5.09

In 1990, the Alaska DEC notified Goldrich that soil samples taken from a gravel pad adjacent to our Tobin Creek mill site contained elevated levels of mercury. In response to the notification, we engaged a professional mineral engineer to evaluate procedures for remediating contamination at the site. In 1994, the engineer evaluated the contamination and determined that it consists of approximately 160 cubic yards of earthen material that could be cleansed by processing it through a simple gravity washing plant. This plan was subsequently approved by the state. In 2000, the site was listed in the Alaska DEC's contaminated sites database as a "medium" priority contaminated site. We are not aware of any changes in state environmental laws that would affect our state approved cleanup plan or impose a time table for it to be done. During 2008, our employees took a suite of samples at the contamination site to update the readings taken in 1990 or prior. The results of this sampling reconfirmed the earlier findings, and also suggest that some attenuation of the mercury contamination has occurred. An independent technical consultant assessed those results and believes that proper procedures for sampling and testing were followed. During 2011, 2013, and 2014, Goldrich took additional samples that showed an overall reduction of mercury in the previously sampled area. However, one sample on the margin of the sampled area yielded high mercury content, and that may necessitate continued expansion of the area to be sampled in the future. The 2011,2013, and 2014 sample results were submitted to the State for analysis and determination of what additional sampling the State may require on the area around the mill. In 2013, Goldrich received a letter request from the Alaska DEC to update its plan for remediating the contaminated site and in 2014 continued communication with the Alaska DEC to determine what remediation is necessary. Goldrich has engaged an independent environmental engineering company to perform an evaluation of the remediation requirements based on locality, latitude, altitude, permafrost and other factors. At December 31, 2014, Goldrich has accrued a liability of $50,000 in its financial statements to remedy this site.

During 2009 and 2010, Goldrich engaged in permitted open pit mining operations on Little Squaw Creek. The Small Mines permit restricts ground disturbance to a total maximum of ten acres and requires a specified reclamation plan for the disturbed area to be completed prior to additional acreage being disturbed. Goldrich joined the State of Alaska reclamation bond pool to assure the minimum legal reclamation requirements could be met. During the 2010 mining operations, Goldrich experienced a situation where it was not practical to concurrently mine and reclaim without wasting (or sacrificing) a significant portion of the mineralized material we intended to mine. During 2012, Goldrich Nyac Placer, LLC ("GNP") completed certain corrective actions required by the U.S. Army Corps of Engineers. In 2013, GNP received a new permit to expand the mine site from 10 to approximately 350 acres. The new mining permit provided an increased area for stockpiling topsoil, a larger settling pond system with greater capacity to ensure water quality and availability, and room to allow concurrent mine reclamation as the project advances. In addition the permit also allows for construction of a new airstrip. The new plant will employ a recirculating closed-loop water system to minimize water usage and protect the environment.

Although GNP received a new permit to expand the mine, Goldrich is still required to remove a mine waste road built in 2010. The Army Corps of Engineers has accepted Goldrich's plan and timeline for removal of the road by October 2015. At December 31, 2014, Goldrich has accrued a liability of approximately $878,000 in its financial statements for the asset retirement of the mine site, waste road and related settling ponds.

Schedule 5.08

Unpaid Taxes

None.